Exhibit 99.3

Rattler Midstream LP

Unaudited Pro Forma Combined Balance Sheet

	As of September 30, 2019
	Partnership Historical*	Pro Forma Adjustments		Partnership Pro Forma
	(In thousands, except unit amounts)
Assets
Current assets:
Cash	$2,694	$—		2,694
Accounts receivable—related party	29,858	—		29,858
Accounts receivable—third party	2,894	—		2,894
Fresh water inventory	13,039	—		13,039
Other current assets	615	—		615

Total current assets	49,100	—		49,100

Property, plant and equipment:
Land	88,509	—		88,509
Property, plant and equipment	883,724	—		883,724
Accumulated depreciation, amortization and accretion	(53,166)	—		(53,166)

Property, plant and equipment, net	919,067	—		919,067
Right of use assets	742	—		742
Equity method investments	224,990	213,572	(a)	438,562
Real estate assets, net	99,664	—		99,664
Intangible lease assets, net	8,754	—		8,754
Other assets	3,931	—		3,931

Total assets	$1,306,248	$213,572		$1,519,820

Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable—third party	$104	$—		$104
Other accrued liabilities	73,066	—		73,066
Taxes payable	108	—		108
Short-term lease liability	742	—		742

Total current liabilities	74,020	—		74,020
Long-term debt	103,000	213,572	(a)	316,572
Asset retirement obligations	9,520	—		9,520
Deferred income taxes	4,560	—		4,560

Total liabilities	191,100	213,572		404,672

Commitments and contingencies
Unitholders’ equity:
General partner—Diamondback	1,000	—		1,000
Common units—public (43,700,000 units issued and outstanding as of September 30, 2019)	738,699	—		738,699
Class B units—Diamondback (107,815,152 units issued and outstanding as of September 30, 2019)	1,000	—		1,000

Total Rattler Midstream LP unitholders’ equity	740,699	—		740,699
Non-controlling interest	374,449	—		374,449

Total equity	1,115,148	—		1,115,148

Total liabilities and unitholders’ equity	$1,306,248	$213,572		$1,519,820

See accompanying notes to unaudited pro forma combined financial information.

*See Note 1 for information regarding the basis of financial statement presentation.

Rattler Midstream LP

Unaudited Pro Forma Combined Statement of Operations

	Nine Months Ended September 30, 2019
	Partnership Historical*	Pro Forma Adjustments		Partnership Pro Forma
	(In thousands, except per unit amounts)
Revenues:
Revenues—related party	$296,508	$—		$296,508
Revenues—third party	15,405	—		15,405
Rental income—related party	3,370	—		3,370
Rental income—third party	5,999	—		5,999
Other real estate income—related party	265	—		265
Other real estate income—third party	818	—		818

Total operating income	322,365	—		322,365
Costs and expenses:
Direct operating expenses	76,381	—		76,381
Cost of goods sold (exclusive of depreciation and amortization)	46,252	—		46,252
Real estate operating expenses	1,963	—		1,963
Depreciation, amortization and accretion	31,798	—		31,798
General and administrative expenses	7,677	—		7,677
(Gain) loss on sale of property, plant and equipment	(4)	—		(4)

Total costs and expenses	164,067	—		164,067

Income from operations	158,298	—		158,298
Other income (expense):
Interest expense, net	(638)	—		(638)
Income (expense) from equity investments	(695)	6,632	(b)	5,937

Total other expense, net	(1,333)	6,632		5,299

Income before income taxes	156,965	6,632		163,597
Provision for income taxes	22,850	971	(d)	23,821

Net income after taxes	$134,115	$5,661		$139,776

Net income before initial public offering	65,995	2,819	(c)	68,814
Net income subsequent to initial public offering	68,120	2,842		70,962
Net income attributable to non-controlling interest subsequent to initial public offering	51,786	2,709	(e)	54,495

Net income attributable to Rattler Midstream LP	$16,334	$133		$16,467

Net income attributable to common limited partners per unit—subsequent to initial public offering
Basic	$0.37			$0.38
Diluted	$0.37			$0.37
Weighted average number of limited partner units outstanding:
Basic	43,564			43,564
Diluted	44,710			44,710

See accompanying notes to unaudited pro forma combined financial information.

*See Note 1 for information regarding the basis of financial statement presentation.

Rattler Midstream LP

Unaudited Pro Forma Combined Statement of Operations

	Year Ended December 31, 2018
	Predecessor Historical*	Pro Forma Adjustments		Predecessor Pro Forma
	(In thousands)
Revenues:
Revenues—related party	$169,396	$—		$169,396
Revenues—third party	3,292	—		3,292
Rental income—related party	2,383	—		2,383
Rental income—third party	8,125	—		8,125
Other real estate income—related party	228	—		228
Other real estate income—third party	1,043	—		1,043

Total operating income	184,467	—		184,467
Costs and expenses:
Direct operating expenses	33,714	—		33,714
Cost of goods sold (exclusive of depreciation and amortization)	38,852	—		38,852
Real estate operating expenses	1,872	—		1,872
Depreciation, amortization and accretion	25,134	—		25,134
General and administrative expenses	1,999	—		1,999
(Gain) loss on sale of property, plant and equipment	2,577	—		2,577

Total costs and expenses	104,148	—		104,148

Income from operations	80,319	—		80,319
Other income (expense):
Interest expense, net	—	—		—
Income from equity investments	—	5,732	(b)	5,732

Total other expense, net	—	5,732		5,732

Income before income taxes	80,319	5,732		86,051
Provision for income taxes	17,359	1,238	(d)	18,597

Net income after taxes	$62,960	$4,494		$67,454

See accompanying notes to unaudited pro forma combined financial information.

*See Note 1 for information regarding the basis of financial statement presentation.

Rattler Midstream LP

Unaudited Pro Forma Notes

1.	BASIS OF PRESENTATION

Rattler Midstream LP (“Rattler” or the “Partnership”) is a publicly traded Delaware limited partnership, the common units of which are listed on the Nasdaq Global Select Market under the symbol “RTLR”. The Partnership was formed on July 27, 2018 by Diamondback Energy, Inc. (“Diamondback”) to own, operate, develop and acquire midstream infrastructure assets in the Midland and Delaware Basins of the Permian Basin. Prior to May 28, 2019, the Partnership’s services were performed by Rattler Midstream Partners LLC (the “Predecessor”). The historical financial statements include the results of the Predecessor for the periods presented prior to the closing of the initial public offering (“IPO”) on May 28, 2019.

On November 7, 2019, Rattler and Oryx Midstream, a portfolio company of Stonepeak Infrastructure Partners (“Oryx”), through their newly-formed joint venture entity (the “OMOG joint venture”), completed the previously announced acquisition of Reliance Gathering, LLC (“Reliance Gathering”) for approximately $356 million in cash, subject to post-closing purchase price adjustments (the “Reliance Acquisition”). In accordance with their membership interests in the OMOG joint venture, Rattler and Oryx paid 60% and 40% of the purchase price, respectively.

The unaudited pro forma combined financial information has been derived from the historical consolidated financial statements of Rattler and Reliance Gathering. The unaudited pro forma combined balance sheet as of September 30, 2019 gives effect to the Reliance Acquisition as if the acquisition had been completed on September 30, 2019. The unaudited pro forma combined statements of operations for the year ended December 31, 2018, and for the nine months ended September 30, 2019, give effect to the Reliance Acquisition as if the acquisition had been completed on January 1, 2018.

The Reliance Acquisition will be accounted for under the equity method of accounting, which is used in instances when the Partnership exercises significant influence over an investment but does not exercise control. While the Partnership’s equity interest in the OMOG joint venture is 60%, the investment will be accounted for as an equity method investment as the Partnership does not control operating activities and substantive participating rights exist with the controlling minority investor. Under the equity method, generally the Partnership’s share of investees’ earnings or loss is recognized in the statement of operations. The Partnership reviews its investments to determine if a loss in value which is other than a temporary decline has occurred. If such loss has occurred, the Partnership recognizes an impairment provision.

The unaudited pro forma combined balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the Reliance Acquisition had occurred as of the dates set forth in this unaudited pro forma combined financial information. In addition, future results may vary significantly from the results reflected in such statements due to factors described in “Risk Factors” included in the Partnership’s Final Prospectus dated May 22, 2019 relating to the IPO and filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) under the Securities Act on May 24, 2019 (the “Final Prospectus”) and elsewhere in the Partnership’s reports and filings with the SEC. The unaudited pro forma combined balance sheet and statements of operations should be read in conjunction with the Partnership’s historical consolidated financial statements and the notes thereto included in the Final Prospectus and the Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

The unaudited pro forma combined financial information should also be read in conjunction with the historical financial statements and the notes thereto of Reliance Gathering filed as Exhibits 99.1 and 99.2 herewith by the Partnership.

2.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The unaudited pro forma combined financial information includes a pro forma combined balance sheet and pro forma combined statements of operations reflecting the pro forma effect of the Reliance Acquisition discussed above.

The related pro forma adjustments are described below. The unaudited pro forma combined financial information has been prepared to reflect adjustments to the Partnership’s historical financial information that are (i) directly attributable to the Reliance Acquisition and (ii) factually supportable, and with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on Rattler’s results.

Rattler Midstream LP

Unaudited Pro Forma Notes

The unaudited pro forma combined financial information reflects the following adjustments:

(a)	To reflect the initial investment in the OMOG joint venture and completion of the Reliance Acquisition, and borrowing under the credit facility to fund the initial investment.

(b)

To reflect income from equity method investments as adjusted for the new partnership structure relative to general and administrative expenses as if the investment in the OMOG joint venture and completion of the Reliance Acquisition had occurred on January 1, 2018.

(c)	To reflect the change in net income prior to the IPO as if the investment in the OMOG joint venture and Reliance Acquisition had occurred on January 1, 2018.

(d)	To reflect the change in tax provision related to income from the OMOG joint venture as if the initial investment and the Reliance Acquisition had occurred on January 1, 2018.

(e)

To reflect the change in income attributable to the non-controlling interest related to income from the OMOG joint venture as if the initial investment and the Reliance Acquisition had occurred on January 1, 2018.

3.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 24, 2020, the date the accompanying financial information was available to be issued, and concluded no events need to be reported during this period.